Investor Contact:
Vitacost.com
Kathleen Reed
Director of Investor Relations
561.982.4180

ICR, Inc.
John Mills
Senior Managing Director
310.954.1105

Vitacost.com, Inc. Names Jeffrey J. Horowitz as Chief Executive Officer

BOCA RATON, Fla., February 22, 2011 – Vitacost.com, Inc. (NASDAQ: VITC), a leading online retailer and direct marketer of health and wellness products, announced that its Board of Directors has named Jeffrey J. Horowitz as the Company’s Chief Executive Officer.   Mr. Horowitz had been currently serving as the company’s interim Chief Executive Officer since August 16, 2010 and was appointed to the Board of Directors on August 3, 2010.

“We are delighted to announce Jeff’s appointment as CEO given his in-depth knowledge of the health and wellness industry and his strong leadership abilities,” commented Michael Kumin, Vitacost.com's interim Chairman of the Board.  “Jeff is an ideal leader to further position the company for long-term profitable growth.”

“I am excited to be appointed as Chief Executive Officer and share my passion for the nutritional industry with the Vitacost team,” commented Mr. Horowitz.  ”I believe the health and wellness category will continue to exhibit strong growth  and believe Vitacost.com will continue to expand its online health and wellness leadership position by offering customers superior value and quality on the best selection of products.”

Mr. Horowitz is the former founder and Chief Executive Officer of Vitamin Shoppe, Inc.  He served as their President and Chief Executive Officer from 1977 to January 17, 2004.  During this time, he oversaw the retail expansion from one store to over 200 stores in 11 states.  In addition, Mr. Horowitz further expanded Vitamin Shoppe’s business by establishing a catalog to solicit mail order sales in 1981 and was a pioneer in online vitamin sales with the launch of VitaminShoppe.com in 1998.

About Vitacost.com, Inc.

Vitacost.com, Inc. (NASDAQ: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs or other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com, as well as through its catalogs. Vitacost.com, Inc. strives to offer its customers the broadest product selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements made herein, which include statements regarding the Company’s growth prospects, the growth of the health and wellness category, the expansion of the Company’s online health and wellness leadership position and the Company’s product offerings, involve known and unknown risks and uncertainties, which may cause the Company’s actual results to differ materially from historical and expected results and those expressed or implied in the forward-looking statements.  These risks and uncertainties include, among other things, the current global economic downturn; difficulty expanding the Company’s manufacturing and distribution facilities; significant competition in the Company’s industry; unfavorable publicity or consumer perception of the Company’s products on the Internet; the incurrence of material product liability and product recall costs; inability to defend intellectual property claims; costs of compliance and the Company’s failure to comply with government regulations; the Company’s failure to keep pace with the demands of customers for new products; disruptions in the Company’s manufacturing system, including information technology systems, or losses of manufacturing certifications; the lack of long-term experience with human consumption of some of the Company’s products with innovative ingredients; and costs associated with stockholder litigation.  Those and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K filed for the full year ended December 31, 2009 and the Company’s subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.